                                                                    EXHIBIT 11.1


                ALPHA TECHNOLOGIES GROUP, INC., AND SUBSIDIARIES

                      COMPUTATION OF NET INCOME PER SHARE
    FOR THE QUARTERS AND NINE MONTHS ENDED JULY 28, 1996 AND JULY 27, 1997

                                  (Unaudited)
                     (In Thousands, Except per Share Date)


                                                                  Quarter Ended              Nine Months Ended
                                                           ---------------------------   ---------------------------
                                                             July 28,       July 27,       July 28,       July 27,
                                                               1996           1997          1996            1997
                                                           ------------   ------------   ------------   ------------
Shares:
  Weighted average common shares outstanding                      6,200          6,687          6,156          6,679
  Net common shares issuable on exercise of
    stock options                                                    --             61             --             --
                                                           ------------   ------------   ------------   ------------
Weighted average common and common equivalent
  shares outstanding                                              6,200          6,748          6,156          6,679
                                                           ============   ============   ============   ============
Income before minority interest                            $       (684)  $        452   $       (438)  $     (1,645)
Minority interest                                                   (56)            --            (21)            --
                                                           ------------   ------------   ------------   ------------
Net income                                                 $       (740)  $        452   $       (459)  $     (1,645)
                                                           ============   ============   ============   ============
Net income per common and common equivalent share:
  Income before minority interest                          $      (0.11)  $       0.07   $      (0.07)  $      (0.25)
  Minority interest                                               (0.01)            --             --             --
                                                           ------------   ------------   ------------   ------------
  Net income                                               $      (0.12)  $       0.07   $      (0.07)  $      (0.25)
                                                           ============   ============   ============   ============